SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No.     )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

             CLASSIC RESTAURANTS INTERNATIONAL, INC.
          (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) an 0-11.

       1) Title of each class of securities to which transaction applies: N/A

       2) Aggregate number of securities to which transaction applies: N/A

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

       4) Proposed maximum aggregate value of transaction: N/A

       5) Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule
      and the date of its filing.

         1) Amount Previously Paid: N/A

         2) Form, Schedule or Registration Statement No.: N/A

         3) Filing Party: N/A

         4) Date Filed: N/A

            CLASSIC RESTAURANTS INTERNATIONAL, INC.
     ______________________________________________________________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
              To be held April 6, 1998
    _______________________________________________________________

TO THE SHAREHOLDERS OF CLASSIC RESTAURANTS INTERNATIONAL, INC.:

     PLEASE TAKE NOTICE that a Special Meeting of Shareholders of Classic Restaurants International, Inc. (the "Company") will be held at the law offices of Mottern, Fisher & Rosenthal, P.C., 2300 Northlake Centre Drive, Suite 200, Tucker, Georgia 30084, on April 6, 1998, at 10:00 a.m., Eastern Standard Time, or at any adjournments thereof, for the following purposes:

     (1) To consider and vote upon a proposal to change the Company's state of incorporation by merging the Company with and into
Creative Recycling Industries, Inc. ("CRI"), a Georgia corporation and a wholly owned subsidiary of the Company, pursuant to an Agreement and
Plan of Merger (the "Agreement") dated March 13, 1998, under which each holder of common and preferred stock of the Company will receive, in exchange for such stock, one share of common or preferred stock in CRI which has the same rights, priorities, characteristics and preferences as the stock which the holder owns in the Company.

     (2) To transact such other business as properly may come before the meeting.

     Only shareholders of record at the close of business on March
6,
1998 will be entitled to vote at the meeting. The transfer books of the Company will not be closed.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
PLEASE
INDICATE ON THE ENCLOSED PROXY WHETHER YOU PLAN TO ATTEND THE
MEETING.
IN ANY EVENT, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY
TO
INSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING EVEN THOUGH YOU HAVE EXECUTED AND RETURNED A PROXY.

                         By order of the Board of Directors:

                         \s\ June Cuba

                         June Cuba, Secretary

Norcross, Georgia

March __, 1998

               CLASSIC RESTAURANTS INTERNATIONAL, INC.
                    3500 Parkway Lane, Suite 435
                      Norcross, Georgia  30092
                           (770) 729-9010

                           PROXY STATEMENT

                    SPECIAL MEETING OF SHAREHOLDERS
                    To be held April 6, 1998

                              INTRODUCTION

The Proxy enclosed with this Proxy Statement will be first sent or given to shareholders on or about March 24, 1998, in connection with the solicitation by the directors of the Company of Proxies to be used at an Special Meeting of Shareholders to be held at the offices of Mottern, Fisher & Rosenthal, P.C., 2300 Northlake Centre Drive, Suite
200, Tucker, Georgia 30084, on April 6, 1998, at 10:00 a.m., Eastern Standard Time (the "Special Meeting"). The purposes of the Special Meeting will be:

     (1) To consider and vote upon a proposal to change the Company's state of incorporation by merging the Company with and into
Creative Recycling Industries, Inc. ("CRI"), a Georgia corporation and a wholly owned subsidiary of the Company, pursuant to an Agreement and
Plan of Merger (the "Agreement") dated March 13, 1998, under which each holder of common and preferred stock of the Company will receive, in exchange for such stock, one share of common or preferred stock in CRI which has the same rights, priorities, characteristics and preferences as the stock which the holder owns in the Company (hereinafter, the "Reincorporation").

     (2) To transact such other business as properly may come before the meeting.

                  PERSONS MAKING THE SOLICITATION

The Proxy is solicited on behalf of the directors of the Company. The original solicitation will be by mail. Following the original solicitation, management expects that certain individual shareholders will be further solicited through telephonic or other oral communications from management. Management does not intend to use specially engaged employees or paid solicitors for such solicitation.
Management intends to solicit Proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the share. All solicitation expenses will be borne by the Company.

                        TERMS OF THE PROXY

The enclosed Proxy indicates the matters to be acted upon at the Special Meeting and provides a box corresponding to each such matter.
By appropriately marking each box, a shareholder may specify whether to confer to or to withhold from management the authority to vote the shares represented by the Proxy. The Proxy also confers upon management discretionary voting authority with respect to such other business as may properly come before the Special Meeting.

If the Proxy is executed properly and is received by management prior to the Special Meeting, the shares represented by the Proxy will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority shall be deemed to confer such authority. Any Proxy which is signed but not marked will be voted in favor of the Reincorporation. If any other matter or business is brought before the meeting, the Proxy holders will vote the
Proxies in their discretion.

A Proxy may be revoked at any time prior to its exercise by (1) so notifying the Company in writing, (2) filing with the Company a duly executed proxy bearing a later date, or (3) voting in person at the Special Meeting.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of the Company's no par value Class A common stock (the "Class A Common Stock") and no par value Class B common stock (the "Class B Common Stock"). The close of business on March 6, 1998, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 9,947,553 shares of Class A Common Stock issued and outstanding and 200,000 shares of Class B Common Stock issued and outstanding.

Voting Rights and Requirements

Class A Common Stock. The Class A Common Stock is entitled to the same rights and preferences as each of the Company's other classes of common stock. Each share of Class A Common Stock is entitled to one vote on each matter voted upon by the shareholders of the Company.

Class B Common Stock. The Class B Common Stock is entitled to the same rights and preferences as each of the Company's other classes of common stock. Unlike the Class A Common Stock, however, each share of
Class B Common Stock is entitled to forty (40) votes on each matter voted upon by the shareholders of the Company. This means that on each matter on which the shareholders of the Company are entitled to vote as a whole, until there are more than 8,000,000 shares of Class A Common
Stock outstanding and entitled to vote, the determination of all matters will be controlled by the holder(s) of the Class B Common Stock. There are 200,000 shares of the Class B Common Stock issued and outstanding, all of which are held by James Robert Shaw.

Quorum and Votes Required for Approval.

The presence at the Special Meeting of the holders of a majority of the votes entitled to be cast on the matter by the voting group will constitute a quorum of that voting group for action on that matter. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will not be counted for purposes of determing whether a matter has been approved by the voting group entitled to vote on the matter. The Reincorporation must be approved by a majority of the votes cast by the holders of the
Class A and Class B Common Stock voting together as a voting group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following section sets forth information regarding ownership of the
Company's Class A Common Stock and Class B Common Stock as of
February
20, 1998. Except as otherwise indicated in the footnotes, the Company believes that the beneficial owners of the securities listed in the tables, based on information furnished by such owners, have sole investment and voting power with respect to the shares of stock shown as beneficially owned by them.

Security Ownership of Certain Beneficial Owners

The following table sets forth each person known by the Company
(other
than management) to own beneficially more than 5% of the outstanding shares of either the Class A Common Stock or Class B Common Stock of the Company.


                      CLASS A COMMON STOCK       CLASS B COMMON
STOCK
                   NUMBER OF    PERCENT OF      NUMBER OF   PERCENT
OF
BENEFICIAL OWNER   SHARES      CLASS (1)<F1>     SHARES
CLASS(1)<F1>




Voyager Select IPO   3,400,000    25.5%          --           --
Fund, Ltd. (2)<F2>
129 Front Street
Penthouse Suite
Hamilton, HM12
Bermuda

James Buford Salmon  1,650,923    16.6%          --           --
1525 Lakesite Drive
Birmingham, AL 35285

Ronald E. Sauve      790,000      7.9%           --           --
1605 Singletary
Albuquerque, NM 87112

H. Thomas Ferstl     648,000      6.5%           --           --
8761 State Street
Millington, MI 48746
--------------------------------------------------------------------
---

<F1>
(1) Based on 9,947,553 shares of Class A Common Stock and 200,000 shares of Class B Common Stock outstanding as of February 20, 1998. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from February 20, 1998, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Class A Common Shares have 1 vote per share while Class B Common Shares have 40 votes per share. In addition, the Class B Common Shares have the right to elect the majority of the
Board of Directors of the Company at all times.

<F2>
(2) Voyager Select IPO Fund, Ltd. holds 8 shares of Series A Convertible Preferred Stock, each of which is convertible into shares of Class A Common Stock at a conversion price equal to the lesser of the bid price of the Class A Common Stock as of the date of the subscription agreement or 60% of the average closing bid price of the
Class A Common Stock for the three trading days preceeding the date of
conversion. As of February 20, 1998, the shares of Series A
Convertible
Preferred Stock held by Voyager Select were convertible into
1,000,000
shares of Class A Common Stock. Voyager Select IPO Fund, Ltd. also holds 12 shares of Series C Convertible Preferred Stock, each of which is convertible into shares of Class A Common Stock at a conversion price equal to the bid price of the Class A Common Stock as of the date of conversion. As of February 20, 1998, the shares of Series C Convertible Preferred Stock held by Voyager Select were convertible into 2,400,000 shares of Class A Common Stock.


Security Ownership of Management

The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock by each director, each executive officer, and by all directors and executive officers of the Company as a group.


                    CLASS A COMMON STOCK         CLASS B COMMON
STOCK
                   NUMBER OF    PERCENT OF      NUMBER OF  PERCENT
OF
BENEFICIAL OWNER      SHARES     CLASS (1)<F1>  SHARES    CLASS
(1)<F1>

James R. Shaw (2)<F2>  535,579       5.4%        200,000      100.0%

June Cuba              --            --          --           --

Ronald Lambert         1,000         0%          --           --

Frank Pringle (3)<F3>  8,045         0%          --           --

Benjamin Silber (4)<F4>206,300       2%          --           --

Officers and Directors 746,924       7.5%        200,000      100.0%
as a group (5 persons)
--------------------------------------------------------------------
---

<F1>
(1) Based on 9,947,553 shares of Class A Common Stock and 200,000 shares of Class B Common Stock outstanding as of February 20, 1998. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from February 20, 1998, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

<F2>
(2) Includes 243,567 shares owned of record by Crown Resources, Inc., which is owned by Mr. Shaw, and 250,000 shares owned by Mr. Shaw and his wife, Carolyn Shaw, jointly.

<F3>
(3) Includes 8,045 shares of Class A Common Stock owned of record by Celia Pringle, who is the mother of Mr. Pringle.

<F4>
(4) Includes 4,000 shares of Class A Common Stock issuable upon conversion of 400 shares of Series B Convertible Preferred Stock owned by Mr. Silber.


Changes in Control

     On February 28, 1998, the Company entered into an Agreement and Plan of Share Exchange with AA Corp. and the Pringle Family Trust. Under the Agreement, Frank G. Pringle and Benjamin Silber were appointed to the Board of Directors of the Company. In addition, Mr.
Pringle was made Chairman and co-President of the Company. Consummation of the transactions contemplated by the Agreement are subject to the satisfaction or waiver of a number of conditions. In the event the transactions contemplated by the Agreement are not effectuated, then Messrs. Pringle and Silber are required to resign as officers and directors of the Company. In the event the transactions contemplated by the Agreement are effectuated, the Pringle Family Trust will acquire 375,000 shares of Series D Convertible Preferred Stock and all of the issued and outstanding Class B Common Stock from Mr. Shaw, which will give the Pringle Family Trust a controlling interest in the
Company. Other than the transaction with the Pringle Family Trust and
AA Corp., no arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a further change in control of the Company.

                     MATTERS TO BE ACTED UPON

1.     The Proposed Amendments to the Articles of Incorporation

At the Special Meeting, the the Company shareholders will consider and vote upon a proposal to change the Company's state of incorporation by merging the Company with and into CRI, which is a wholly owned subsidiary of the Company. CRI was recently incorporated under the laws of the State of Georgia. The terms of the merger are set forth in an Agreement and Plan of Merger (the "Agreement") dated March 13, 1998, under which each holder of common and preferred stock of the Company will receive, in exchange for such stock, one share of common or preferred stock in CRI which has the same rights, priorities, characteristics and preferences as the stock which the holder owns in the Company. Therefore, the rights of holders of common and preferred stock, including the right to vote and the right to dividends and to share in the assets of the Company, will not change as a result of the
Reincorporation. The Board of Directors has determined that it is in the best interests of the Company to change its state of incorporation to Georgia since the Company's adminstrative offices are located in Georgia. In addition, changing the state of incorporation of the Company will enable the Company to complete its entry into the tire recycling field by consummating its pending acquisition of AA Corp. and completing a proposed secondary offering to fund the construction of its first tire recycling facility by enabling the Company to conduct a reverse stock split in order to reduce the number of outstanding shares of its common stock. A reverse stock split is a condition of both the agreement to acquire AA Corp. and the secondary offering.

Approval of the Reincorporation requires the affirmative vote of the holders of a majority of each class of the outstanding shares of the Company's common stock voting as one voting group. The directors and officers, including Mr. Shaw, who control 7.5% and 100.0% of the Class
A and Class B Common Stock, respectively, have indicated that they intend to vote their shares of stock in the Company in favor of the Reincorporation, and therefore the Reincorporation will not be approved only if virtually all of the disinterested shareholders vote against approval of the Reincorporation.

2.     Other Matters

Except for the matters referred to in the accompanying Notice of Special Meeting, management does not intend to present any matter for action at the Special Meeting and knows of no matter to be presented that is a proper subject for action by the shareholders at the meeting.
However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

          RIGHT TO DISSENT AND OBTAIN FAIR VALUE FOR SHARES

The circumstances under which a holder of Class A Common Stock may dissent from an action to be taken by the Company at the Special Meeting, and obtain payment of the fair value of his/her shares, is controlled by Section 7-113-101, et seq. of the Colorado Business Corporation Act. Shareholders of the Company have the right to dissent from the Reincorporation.

Pursuant to Section 7-113-101, et seq. of the Colorado Business Corporation Act, a copy of which is attached to this Proxy Statement, any shareholder of the Company on the Record Date may dissent from the
Reincorporation in payment in cash of his shares of common stock in such corporation in the event the Reincorporation occurs. Strict compliance with the requirements of the above-mentioned statutes is required to perfect the right to receive such payment. Ordinarily, a shareholder may dissent only with respect to all shares of common stock
of the corporation registered in his name.   However, if one or more
other persons beneficially own all or part of the shares registered in the record owner's name, the record owner may dissent with respect to all of the shares beneficially owned by one or more such other persons if he discloses the name and address of each such beneficial owner on whose behalf he dissents. Accordingly, persons whose shares are held of record by a bank, broker-dealer, or other nominee should instruct the record holder to follow the procedures described below in order to protect their dissenters' rights. Under certain circumstances, a beneficial owner who is not the record owner of shares of common stock of a corporation may exercise dissenters' rights directly.

Any shareholder of a corporation who wishes to dissent and obtain payment of his shares must file with the corporation, prior to the vote to be taken at the Shareholder Meeting on the proposal to approve the
Reincorporation, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed Reincorporation occurs. Such shareholder must also refrain from voting his shares for approval of the Reincorporation. A shareholder who fails in either of these respects shall not acquire a right to receive payment for his shares. If the Reincorporation is approved by the required vote at the
Shareholder Meeting of the Company, the Company shall mail a notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the Reincorporation. The notice shall state where and when a demand for payment shall be sent and shall state that certificates for shares shall be deposited in order to obtain payment. The corporation shall provide each dissenting shareholder with a form to be used for demanding payment.

Immediately upon the Effective Date or upon receipt of demand for payment, if the Reincorporation has already occurred, the Company shall remit to each dissenter who has made demand and who has deposited his certificates the amount which the Company estimates to be the fair value of the shares, with interest, if any, from the Effective Date to the date on which payment is remitted. Unless otherwise provided by the Board of Directors of the Company, "fair value," as estimated by the Company, shall be an amount determined by multiplying the number of shares as to which the shareholder has properly exercised dissenters' rights by the greater of (1) the per share net book value of the corporation immediately prior to the Effective Date as reflected on its most recent available interim balance sheet, or (2) the highest price paid for one whole share of the common stock of the Company on the last day on which such common stock trades prior to the Effective Date.

In the event a dissenting shareholder disputes the determination of the
Company as to the "fair value" of his shares, the dissenting shareholder enjoys certain statutory rights to seek a judicial determination of the "fair value". The statutes of Colorado provide that the Company shall commence a proceeding with 60 days after receiving the payment demand if a demand for payment remains unsettled.
If the Company fails to commence a proceeding as required, each dissenter who has made a demand which remains unsettled shall be paid by the Company the amount demanded by him with interest and may sue therefore in an appropriate court.

                       SHAREHOLDER PROPOSALS

Any shareholder proposing to have any appropriate matter brought before the next annual meeting of shareholders must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to the Corporate Secretary,
Classic Restaurants International, Inc., 3500 Parkway Lane, Suite
435,
Norcross, Georgia  30092, for receipt no later than May 31, 1998.

                             APPENDIX A

          COLORADO STATUTORY PROVISIONS ON DISSENTER'S RIGHTS

s 7-113-101. Definitions

 For purposes of this article:  (1) "Beneficial shareholder" means the
beneficial owner of shares held in a voting trust or by a nominee as the record shareholder. (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.  (3) "Dissenter" means a shareholder who
is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article. (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable. (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6)
"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204. (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

s 7-113-102. Right to dissent

 (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions: (a) Consummation of a plan of merger to which the corporation is a party if: (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the  articles of
incorporation; or  (II) The corporation is a subsidiary that is merged
with its parent corporation under section 7-111-104;  (b)
Consummation
of a plan of share exchange to which the corporation is a party as the
corporation whose shares will be acquired;  (c) Consummation of a sale,
lease, exchange, or other disposition of all, or substantially all, of
the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of
the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to  the disposition pursuant to section 7-112-
102(2).
(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national
securities exchange registered under the federal  "Securities
Exchange
Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the
time of: (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;  (b) The record date fixed under section 7-107-104 to
determine
shareholders entitled to sign writings consenting to the corporate action; or (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders. (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:  (a)
Shares
of the corporation surviving the consummation of the plan of merger
or
share exchange; (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a  national securities exchange registered under the federal
"Securities Exchange Act of 1934", as amended, [FN1] or on the national
market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;  (c) Cash in lieu of fractional shares;  or
(d)
Any combination of the foregoing described shares or cash in lieu of fractional shares. (2) Deleted by Laws 1996, H.B.96-1285, s 30, eff.
June 1, 1996.  (2.5) A shareholder, whether or not entitled to vote, is
entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a  share
or
to scrip if the fractional share or scrip so created is to be acquired
for cash or the scrip is to be voided under section 7-106-104. (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors. (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

s 7-113-103. Dissent by nominees and beneficial owners

 (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders. (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if: (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

s 7-113-201. Notice of dissenters' rights

 (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7- 113-202(1). (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-
107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7- 113-202(2).

s 7-113-202. Notice of intent to demand payment

 (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall: (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and (b) Not vote the shares in favor of the proposed corporate action. (2) If a proposed corporate action creating dissenters' rights under section 7-
113-102 is authorized without a meeting of  shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-
113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
(3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

s 7-113-203. Dissenters' notice

 (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article. (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall: (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action; (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited; (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given; (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed;
and  (g) Be accompanied by a copy of this article.

s 7-113-204. Procedure to demand payment

 (1) A shareholder who is given a dissenters' notice pursuant to section 7-113- 203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice: (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and (b) Deposit the shareholder's certificates for certificated shares. (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action. (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable. (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

s 7-113-205. Uncertificated shares

 (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof. (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

s 7-113-206. Payment

 (1) Except as provided in section 7-113-208, upon the effective date
of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-
204, whichever is later, the corporation shall pay each dissenter who
complied with section 7-113-204, at the address stated in the payment
demand, or if no such address is stated in  the payment demand, at the
address shown on the corporation's current record of shareholders for
the record shareholder holding the  dissenter's shares, the amount the
corporation estimates to be the fair value of the dissenter's shares,
plus accrued interest.  (2) The payment made pursuant to subsection
(1)
of this section shall be accompanied by:  (a) The corporation's balance
sheet as of the end of its most recent fiscal year or, if that is not
available, the corporation's  balance sheet as of the end of a fiscal
year ending not more than sixteen months before the date of payment, an
income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to
shareholders, as well as the latest available  financial statements, if
any, for the interim or full-year period, which financial statements need not be audited; (b) A statement of the corporation's estimate of the fair value of the shares;  (c) An explanation of how the interest
was calculated; (d) A statement of the dissenter's right to demand payment under section 7- 113-209; and (e) A copy of this article.

s 7-113-207. Failure to take action

 (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. (2) If the effective date of the corporate action creating dissenters' rights under section
7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

s 7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

 (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-
113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand. (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

s 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

 (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if: (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated; (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1). (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

s 7-113-301. Court action

 (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law. (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings. (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

s 7-113-302. Court costs and counsel fees

 (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209. (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article. (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                             APPENDIX B

                               PROXY
               CLASSIC RESTAURANTS INTERNATIONAL, INC.
              PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR SPECIAL MEETING OF SHAREHOLDERS

                       To Be Held April 6, 1998

	The undersigned hereby constitutes and appoints James Robert Shaw and Frank Pringle, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place, and stead of the undersigned to act for and to vote all of the undersigned's shares of common stock of Classic Restaurants International, Inc. (the "Company") at the Special Meeting of Shareholders to be held on April 6, 1998, at 10:00
p.m., Eastern Time, at the offices of Mottern, Fisher & Rosenthal, P.C., 3500 Parkway Lane, Suite 435, Tucker, Georgia 30084, and at any and all adjournments thereof, for the purpose of considering and acting upon:

	(1) 	To consider and vote upon a proposal to change the
Company's
state of incorporation by merging the Company with and into Creative Recycling Industries, Inc. ("CRI"), a Georgia corporation and a wholly owned subsidiary of the Company, pursuant to an Agreement and Plan of
Merger (the "Agreement") dated March 13, 1998, under which each holder of common and preferred stock of the Company will receive, in exchange for such stock, one share of common or preferred stock in CRI which has the same rights, priorities, characteristics and preferences as the stock which the holder owns in the Company:

		____ For     ____ Against      ____ Abstain

	(2)	In their discretion, the proxies are authorized to vote
upon
such other business as many properly come before the meeting.

	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
BY
THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THEN THE
SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED FOR  PROPOSALS 1 and 2.

	It is understood that this Proxy confers discretionary authority in respect to matters not known or determined at the time of mailing of the Notice of Annual Meeting of Shareholders to the undersigned.
THE
PROXIES AND ATTORNEYS INTEND TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON SUCH MATTERS, IF ANY, AS DETERMINED BY THE BOARD OF DIRECTORS.

	The Undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished therewith.

Dated and signed ____________, 1998.


                              ___________________________

                              ___________________________
                              SIGNATURE OF SHAREHOLDER(S)
                              (Signature(s) should agree with
                               the name(s) stenciled hereon.
                               Executors, administrators, trustees,
                               guardians, and attorneysshould
                               indicate when signing. Attorneys
                               should submit powers of attorney.)


PLEASE SIGN AND RETURN THIS PROXY IN THE POSTAGE PREPAID ENVELOPE
PROVIDED.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE
IN
PERSON IF YOU ATTEND THE MEETING.  PROXIES MUST BE SIGNED AND DATED
IN
ORDER TO BE VALID.